UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2) )

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

ROSS ACQUISITION CORP II
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ROSS ACQUISITION CORP II
1 Pelican Lane
Palm Beach, Florida 33480

SUPPLEMENT TO THE PROXY STATEMENT
FOR EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF
ROSS ACQUISITION CORP II

March 1, 2024

Dear Ross Acquisition Corp II Shareholder:

On February 26, 2024, Ross Acquisition Corp II (“RAC”) filed a definitive proxy statement (the “Proxy Statement”; capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Proxy Statement) with the U.S Securities and Exchange Commission (the “SEC”) in connection with RAC’s extraordinary general meeting of shareholders (the “Extraordinary General Meeting”), to be held on March 6, 2024 at 10:00 a.m. Eastern Time, at the office of White & Case LLP at 1221 Avenue of the Americas, New York, NY 10020, and via a virtual meeting which is accessible through the following link: www.virtualshareholdermeeting.com/ROSS2024SM, or at such other time, on such other date and at such other place to which the extraordinary general meeting may be adjourned.

RAC is filing this supplement (this “Supplement”) to its Proxy Statement solely to inform its shareholders about the Monthly Amount and the Maximum Extension Payment (as such terms are defined below). This Supplement should be read in conjunction with the Proxy Statement, and other than the revision described below, this Supplement does not modify any other information in the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby. If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to the Proxy Statement for instructions on how to do so.

As previously stated in the Proxy Statement, at the Extraordinary General Meeting, RAC’s shareholders will be asked to consider and vote on, among, other things, the Extension Amendment Proposal to amend RAC’s Memorandum and Articles of Association to extend the date (the “Termination Date”) by which RAC has to consummate a business combination (the “Extension”) from March 16, 2024 to September 16, 2024 (the “Extended Date”), or such earlier date as determined by RAC’s board of directors.

Our Sponsor has agreed that if the Extension Amendment Proposal is approved and the Extension becomes effective, the Sponsor or its designees (the “Contributor”) shall deposit into the Trust Account the lesser of (i) $0.03 per Class A Ordinary Share that remains outstanding and is not redeemed or (ii) an aggregate of $90,000 (such amount the “Monthly Amount”). If a business combination is not consummated by April 16, 2024, the Contributor may, but will not be obligated to, deposit the Monthly Amount for each calendar month (commencing on April 16, 2024 and ending on the 15th day of each subsequent month), or portion thereof, that is needed by RAC to complete a business combination until September 16, 2024, resulting in a maximum contribution of $540,000 (the “Maximum Extension Payment”). If the Contributor advises RAC that it will not deposit the next Monthly Amount, then the Company will, as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations, if any (less up to $100,000 of interest to pay dissolution expenses) divided by the number of the then-outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any).

Each Monthly Amount will constitute a loan to RAC evidenced by one or more non-interest bearing, unsecured promissory notes issued by RAC to the Contributor and will be repayable by RAC, forgiven or postponed to a later date at the sole discretion of the Contributor upon consummation of an initial business combination. If RAC does not consummate an initial business combination by the Extended Date or such earlier date as determined by RAC’s board of directors, any such promissory notes will be repaid only from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven. Any Monthly Amount is conditioned on the approval of the requisite proposals at the Extraordinary General Meeting and the implementation of the Extension. No Monthly Amounts will be deposited if such proposals are not approved or the Extension is not implemented. If RAC has consummated an initial business combination or announced its intention to wind up on or prior to 15th day of each month ending on September 16, 2024, any obligation to make any Extension Payment will terminate. If the Contributor advises RAC that it will not deposit the next Monthly Amount, then the Company will, as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations, if any (less up to $100,000 of interest to pay dissolution expenses) divided by the number of the then-outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any).

Only holders of record of ordinary shares of RAC as of the close of business on February 21, 2024, which is the record date for the Extraordinary General Meeting (the “Record Date”), are entitled to notice of, and to vote at, the Extraordinary General Meeting or any adjournment or postponement thereof. On the Record Date, 5,041,098 Class A ordinary shares and 8,625,000 Class B ordinary shares were outstanding and entitled to vote. Our issued and outstanding warrants to purchase ordinary shares of RAC do not have voting rights at the Extraordinary General Meeting.

You may exercise your redemption rights whether you vote your shares for or against the proposals or do not vote your shares. As a result, the proposals can be approved by RAC shareholders who will redeem their Public Shares and no longer remain shareholders, leaving shareholders who choose not to redeem their Public Shares holding shares in a company with a less liquid trading market, fewer shareholders, less cash and the potential inability to meet the listing standards of the NYSE or Nasdaq. For additional information, see “Information about the Extraordinary General Meeting” in the Proxy Statement.

Before you vote, you should read the Proxy Statement and other documents that RAC has filed with the SEC, together with this Supplement, for more complete information about RAC and the proposals. If you have questions about the proposals or if you need additional copies of the Proxy Statement or the accompanying proxy card you should contact RAC at:

Ross Acquisition Corp II
1 Pelican Lane
Palm Beach, Florida 33480
Tel: (561) 655-2615

On behalf of our Board, we would like to thank you for your support of Ross Acquisition Corp II

By Order of the Board
Ross Acquisition Corp II

/s/ Wilbur L. Ross, Jr.
Wilbur L. Ross, Jr.
Chief Executive Officer
March 1, 2024

You are not being asked to vote on a proposed business combination at this time. If the Extension is implemented and you do not elect to redeem your Public Shares, provided that you are a shareholder on the record date for the extraordinary general meeting to approve a proposed business combination, you will be entitled to vote on such proposed business combination when it is submitted to shareholders and will retain the right to redeem your Public Shares for cash in the event the proposed business combination is approved and completed or we have not consummated a business combination by the Extended Date, or such earlier date as determined by RAC’s board of directors.

Neither the SEC nor any state securities commission has determined if the Proxy Statement, as supplemented by this Supplement, is accurate or complete. Any representation to the contrary is a criminal offense.

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the Extraordinary General Meeting. If you are a shareholder of record, you may also cast your vote in person at the Extraordinary General Meeting by following the procedure described in the Proxy Statement. A shareholder’s failure to vote by proxy or to vote in person at the Extraordinary General Meeting, an abstention from voting or a broker non-vote will not count as votes cast at the Extraordinary General Meeting, and otherwise will have no effect on the proposals. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting.

This Supplement is dated March 1, 2024.